SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                     FORM 8-K

                                  Current Report

                          Pursuant to Section 13 or 15(d)
                      of the Securities Exchange Act of 1934

                        Date of Report:  December 21, 1995


                                 MASCO CORPORATION
            (Exact name of registrant as specified in its charter)


      Delaware                     1-5794               38-1794485
(State or other jurisdiction      (Commission         (IRS Employer
  of incorporation)                File No.)         Identification No.)



      21001 Van Born Road
      Taylor, Michigan                                 48180
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  313-274-7400



   ______________________________________________________________
   (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         See the press release dated December 6, 1995 filed herewith as Exhibit 99.a and incorporated herein by reference.

         On December 6, 1995, the Board of Directors of Masco Corporation (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Stock"), of the Company payable to holders of record as of the close of business on December 18, 1995 (the "Record Date").

        Prior to the Distribution Date (as defined below), the Rights will be evidenced by the certificates for and will be transferred with the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights. After the Distribution Date, the Rights
Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution
Date, and thereafter the Rights will be transferable separately from the Common Stock. The "Distribution Date" means the earlier of (i) the 10th day (or such later day as may be designated by a majority of the Continuing Directors (as hereinafter defined)) after the date (the "Stock Acquisition Date") of the first public announcement that a person (other than the Company or any of its subsidiaries or any employee benefit plan of the Company or any such subsidiary) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person") and (ii) the 10th business day (or such later day as may be designated by a majority of the Continuing Directors) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

         Prior to the Distribution Date, the Rights will not be exercisable. After the Distribution Date, each Right will be exercisable to purchase, for $100.00 (the "Purchase Price"), one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"). The terms and conditions of the Rights are set forth in a Rights Agreement dated as of December 6, 1995 between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"), a copy of which is attached as an exhibit hereto and the description thereof is qualified in its entirety by reference thereto.

         If any person becomes an Acquiring Person, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

         If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

         At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock), a majority of the Continuing Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

         The Board of Directors may redeem all of the Rights at a price of $.01 per Right at any time prior to the close of business on the 10th day after the Stock Acquisition Date (or such later date as may be designated by a majority of the Continuing Directors). After any person has become an Acquiring Person, the Rights may be redeemed only with the approval of a majority of the Continuing Directors.

         "Continuing Director" means any member of the Board of Directors who was a member of the Board prior to the time an Acquiring Person becomes such or any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, an affiliate or associate of an Acquiring Person or any representative or nominee of the foregoing.

         The Rights will expire on December 6, 2005, unless earlier exchanged or redeemed.

         Prior to the Distribution Date, the Rights Agreement may be amended in any respect. After the Distribution Date, the Rights Agreement may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person and certain affiliated persons). After any person has become an Acquiring Person, the Rights Agreement may be amended only with the approval of a majority of the Continuing Directors.

         Rights holders have no rights as a stockholder of the Company, including the right to vote and to receive dividends.

         The Rights Agreement includes antidilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

         As of November 30, 1995 there were 160,664,570 shares of Common Stock outstanding, 10,233,468 shares reserved for issuance under the Company's stock option plans and 4,208,112 shares reserved for issuance upon the conversion of outstanding 5.25% Convertible Subordinated Debentures, due 2012, of the Company. Each outstanding share of Common Stock on the Record Date will receive one Right. Shares of Common Stock issued after the Record Date and prior to the Distribution Date will be issued with a Right attached so that all shares of Common Stock outstanding prior to the Distribution Date will have Rights attached. 175,106 shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

         The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person that attempts to acquire the Company without a condition to such an offer that a substantial number of the Rights be acquired or that the Rights be redeemed or declared invalid. The Rights should not interfere with any merger or other business combination approved by the Board of Directors (under some circumstances, with the concurrence of the Continuing Directors) since the Rights may be redeemed by the Company as described above.

         While the dividend of the Rights will not be taxable to stockholders or to the Company, stockholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following Exhibits are filed herewith:

         99.a    Press Release dated December 6, 1995

         99.b Form of Rights Agreement dated as of December 6, 1995 between Masco Corporation and The Bank of New York, as Rights Agent, which includes as Exhibit B hereto the form of Right Certificate. Incorporated by reference to the Exhibit filed with Masco Corporation's Registration Statement Form 8-A dated December 11, 1995.

                                     SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 MASCO CORPORATION


                                 By /s/ Eugene A. Gargaro, Jr.
                                    Name: Eugene A. Gargaro, Jr.
                                    Title: Vice President and Secretary

December 21, 1995

                                   Exhibit Index


         99.a     Press Release dated December 6, 1995

         99.b Form of Rights Agreement dated as of December 6, 1995 between Masco Corporation and The Bank of New York, as Rights Agent, which includes as Exhibit B hereto the form of Right Certificate. Incorporated by reference to the Exhibit filed with Masco Corporation's Registration Statement Form 8-A dated December 11, 1995.